FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

	This First Amendment to Employment Agreement ("Amendment") is made and dated as of April 9, 1998, by and between INTRENET, INC., an Indiana corporation ("Employer"), and JOHN DELAVAN
("Employee"),

W I T N E S S E T H

	WHEREAS, Employee is currently serving as the Chief Executive Officer of Employer pursuant to an Employment Agreement dated as of June 4, 1996 (the "Prior Agreement"),

	WHEREAS, Employee desires to be assured of certain compensation and other benefits for his continued services to Employer.

	WHEREAS, the parties have agreed to amend the Prior Agreement on the terms and conditions set forth in this amendment.

	NOW, THEREFORE, in consideration of the premises, the mutual covenants and undertakings contained herein, Employer and Employee agree as follows:

	1.	The Term of the agreement for Employee's employment as
defined in Paragraph 3 of the Prior Agreement shall continue through June 30, 2000.

	2.	The Base Compensation of the Employee as defined in
Paragraph 4 of the Prior Agreement shall be $210,000 per annum, payable at regular intervals in accordance with the Employer's normal payroll practices now or hereafter in effect.

	3.	Except as set forth in this Amendment, the Prior Agreement
shall continue in effect.

	IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the day and year first set forth above.

INTRENET, INC.


By   /s/ Edwin H. Morgens
     Edwin H. Morgens,
     Chairman of the Board, Employer

By   /s/ John Delavan
     John Delavan, Employee